UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

Nuveen Diversified Commodity Fund

(Exact name of registrant as specified in its charter)

Delaware	001-34879	27-2048014
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 West Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 827-5920

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) William Adams IV was named President and principal executive officer of Nuveen Commodities Asset Management, LLC (“NCAM”), the manager of Nuveen Diversified Commodity Fund (“CFD”), on August 30, 2011.

Prior to being named President of NCAM, Mr. Adams (age 54) was a Managing Director of NCAM since April 2010, responsible for managing the design and development of financial products that provide exposure to commodities. Mr. Adams is also Senior Executive Vice President (since January 2011; prior thereto, Executive Vice President) of Nuveen Investments, Inc. (“Nuveen”) and Co-President (since January 2011) of Nuveen Fund Advisors, Inc., where he has been responsible for Nuveen’s closed-end fund business, including the development and launch of new closed-end funds, since December 1999.

Effective upon the appointment of Mr. Adams as President of NCAM, Gifford R. Zimmerman ceased to serve as principal executive officer of NCAM, although he continues to hold the title of Chief Administrative Officer.

Item 8.01	Other Events

On September 2, 2011 the Nuveen Long/Short Commodity Total Return Fund filed pre-effective amendment No. 1 to its registration statement on Form S-1, which contained performance information of CFD. That information is set forth below.

NCAM PERFORMANCE RECORD

The performance capsule and rates of return table below reflect performance of CFD, the sole fund for which the manager has previously served as commodity pool operator, from CFD’s initial public offering on September 27, 2010 through June 30, 2011. CFD is traded on the NYSE Amex and invests in a diversified portfolio of commodity futures and forward contracts on a long-only basis pursuant to Gresham’s Tangible Asset Program® (“TAP®”) with an integrated program of writing commodity call options, collectively referred to as TAP PLUSSM.

Performance Capsule for the Nuveen Diversified Commodity Fund

Data as of June 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CPO:	Nuveen Commodities Asset Management, LLC
Name of Commodity Subadvisor:	Gresham Investment Management LLC
Name of Collateral Subadvisor:	Nuveen Asset Management, LLC
Name of Commodity Pool:	Nuveen Diversified Commodity Fund
Type of Pool:	Publicly Offered
Inception of Trading:	September 30, 2010
Initial Aggregate Gross Capital Contributions(1):	$231.7 million
Current Net Asset Value:	$240.7 million
Largest Monthly Draw-Down(2):	-4.94% (May 2011)
Worst Peak-to-Valley Draw-Down(3):	-8.43% (from May 2011 to June 2011)

Notes to the Performance Capsule:

(1)

Initial aggregate gross capital contributions represent offering proceeds from CFD’s initial public offering before deduction of underwriting discounts and offering expenses, and reflect initial issuance of 8,550,000 shares as well as the issuance of an additional 716,000 shares pursuant to the underwriters’ over-allotment option.

(2)	Largest monthly draw-down represents CFD’s largest negative monthly return on net asset value for any calendar month since its initial public offering.

(3)	Peak-to-valley draw-down represents CFD’s largest cumulative compounded negative monthly return on net asset value over any period of successive negative monthly returns on net asset value.

Rates of Return(1)

Data as of June 30, 2011

Performance Data for the Nuveen Diversified Commodity Fund

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2010		2011
Jan			1.89%
Feb			2.12%
Mar			2.31%
Apr			2.84%
May			-4.94%
Jun			-3.67%
Jul
Aug
Sep	-4.72	%(2),(3)
Oct	3.76%
Nov	0.71%
Dec	9.29%
Year-to-Date	8.80	%(1),(3)	0.25	%(1)

Notes to Rates of Return Table:

(1)

Rates of return represent monthly CFD total returns on net asset value, assuming reinvestment of distributions. The 2010 CFD Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period since CFD’s initial public offering on September 27, 2010. The 2011 CFD Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period from January 1, 2011 to June 30, 2011.

(2)

Return reflects decline in CFD’s net asset value between CFD’s initial public offering on September 27, 2010 and CFD’s September 30, 2010 inception of portfolio trading activities due to the effect of underwriting discounts and commissions and offering expenses.

(3)	Return reflects the inclusion of underwriting discounts and commissions and offering expenses incurred in connection with the initial public offering.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUVEEN DIVERSIFIED COMMODITY FUND By: Nuveen Commodities Asset Management, LLC, its Manager Date: September 2, 2011

/s/ William Adams IV
William Adams IV President (Principal Executive Officer)